UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2006

EARLE M. JORGENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7537	95-0886610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10650 Alameda Street, Lynwood, California	90262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 567-1122

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 31, 2006, the stockholders of Earle M. Jorgensen Company, a Delaware corporation (the “Company”), adopted and approved the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 17, 2006, by and among the Company, Reliance Steel & Aluminum Co., a California corporation (“Reliance”), and RSAC Acquisition Corp., a Delaware corporation and a newly-formed wholly-owned subsidiary of Reliance (“RSAC”). Pursuant to the Merger Agreement, the Company will be merged with and into RSAC, with RSAC as the surviving entity (the “Merger”). The terms of the Merger Agreement and the Merger are described in the proxy statement/prospectus contained in Reliance’s registration statement on Form S-4, as amended (File No. 333-131615), filed with the Securities and Exchange Commission and declared effective on March 1, 2006, which was previously furnished to the stockholders of the Company. If the Merger is completed on April 3, 2006, as expected, each outstanding share of the Company’s common stock will be entitled to receive merger consideration consisting of $6.50 in cash and 0.0892 of a share of Reliance common stock.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of the Company’s press release dated March 31, 2006, announcing the adoption and approval of the Merger Agreement by the stockholders of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release, dated March 31, 2006, of Earle M. Jorgensen Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006

EARLE M. JORGENSEN COMPANY

By:	/s/ William S. Johnson
William S. Johnson Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 31, 2006, of Earle M. Jorgensen Company.